EXHIBIT 99.1

COSINE COMMUNICATIONS GIVES AN UPDATE ON STRATEGIC INITIATIVES, ANNOUNCES CHANGES IN ITS BOARD OF DIRECTORS AND ANNOUNCES PRELIMINARY Q2 2005 FINANCIAL RESULTS

SAN JOSE, CALIF., July 25, 2005 -- CoSine Communications, Inc. (COSN.PK), a provider of customer support services for managed, network-based IP and broadband service providers, today announced that after an extensive review of strategic alternatives the board of directors has approved a plan to redeploy CoSine’s existing resources to identify and acquire new business operations, while continuing to provide support to CoSine’s existing customers and continuing to offer CoSine’s intellectual property for license or sale. CoSine’s redeployment strategy will involve the acquisition of one or more operating businesses with existing or prospective taxable earnings. This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards (“NOLs”). As of this date, no candidates for acquisition have been identified, and no assurance can be given that the Company will find suitable candidates and, if it does, that the Company will be able to utilize its existing NOLs.

CoSine also announced changes to its board of directors. David Spreng, the managing general partner of Crescendo Ventures and a CoSine board member since December 1998, has resigned from CoSine’s board, and Crescendo Ventures has sold its holdings (approximately 890,000 shares) in CoSine common stock to Steel Partners II, L.P. The board of directors has appointed Jack Howard, a representative of Steel Partners II, LP, to fill David’s board seat. “We wish to thank David for his service and counsel over the past seven years,” said Don Green, CoSine’s Chairman. “And we look forward to Jack Howard’s guidance as we execute our redeployment strategy.”

CoSine also announced preliminary financial results for the three months ended June 30, 2005. The results are preliminary pending completion of the normal quarterly review by CoSine’s auditors. Revenue for the three months ended June 30, 2005 is expected to be approximately $699,000, and the net loss and net loss per share are expected to be $633,000 and $0.06, respectively. Cash and cash equivalents were $23.1 million at June 30, 2005 as compared to $24.9 million at December 31, 2004.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. Currently, CoSine's business consists primarily of a customer service capability operated under contract by a third party.

Safe Harbor Warning

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and acquire new business operations while continuing to provide support to CoSine’s existing customers and continuing to offer CoSine’s intellectual property for license or sale, the time and costs required to identify and acquire new business operations, management and board interest in and distraction due to identifying and acquiring new business operations, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine's strategic direction and to any specific business opportunity selected by CoSine and the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, all as may be discussed in more detail on pages 30 through 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 236-7518
E-mail: Terry.Gibson@Cosinecom.com